SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 20, 2008
(Date of earliest event report)
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     Effective February 20, 2008, the Compensation Committee of the Company’s Board of Directors approved one-time grants of restricted stock units to the Company’s executive officers, including Steven R. Rogel, Patricia M. Bedient, Richard E. Hanson, Daniel S. Fulton and Thomas F. Gideon, who are executive officers and considered “named executive officers” for purposes of the Company’s proxy statement for the 2008 Annual Shareholders’ Meeting.
     Generally, the restricted stock units vest over four years of continuous service and unvested grants are forfeited upon termination of employment. However, there are several exceptions.
•	If the officer’s employment terminates as a result of retirement, early retirement after age 55 or disability retirement for an officer with at least 10 years of vesting service the awards continue to vest.

•	If the officer’s employment terminates as a result of job elimination or disability before the officer is eligible for retirement, the award continues to vest for three years and any portion of the award that is not vested at the end of the three-year period is forfeited.

•	If the officer dies while actively employed, the award continues to vest.

•	If the officer’s employment terminates for any other reasons or the officer is terminated for cause, the award is forfeited upon termination to the extent not already vested.
     The named executive officers received the following grants:

Patricia M. Bedient	7,650
Daniel S. Fulton	18,000
Thomas F. Gideon	5,580
Richard E. Hanson	21,675
Steven R. Rogel	34,000
     The terms of the restricted stock are set out in the attached exhibit.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
     10.1 Weyerhaeuser Company 2004 Long-Term Incentive Plan Restricted Stock Award Terms and Conditions

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
	By	/s/ Jeanne Hillman
Its: Vice President and
Date: February 26, 2008		Chief Accounting Officer